Exhibit 99.2

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Mellon Financial Corporation (the “Corporation”), hereby certifies that the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: May 5, 2003	/s/ MICHAEL A. BRYSON
	Name:	Michael A. Bryson
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Mellon Financial Corporation and will be retained by Mellon Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.